UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to § 240.14a -12

MENTOR GRAPHICS CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 7, 2011, Mentor Graphics Corporation made the following communication to shareholders:

As you know, the Mentor Graphics 2011 Annual Meeting will be held on May 12, 2011 at 9:00 a.m. at our Wilsonville headquarters. As valued shareholders, you are instrumental in helping Mentor Graphics execute on our proven strategy for creating value in 2011 and beyond. In connection with the Annual Meeting, you will be receiving proxy solicitation materials regarding the election of directors and other matters to be voted on at the meeting. The Mentor Graphics Board of Directors recommends a vote for the election of each of the Board’s nominees at the Annual Meeting. We ask for your support by voting the company’s WHITE proxy card today, by telephone or by Internet.

You may also receive proxy solicitation materials from Carl Icahn and certain of his affiliated entities who have engaged in a proxy contest in an attempt to change the membership of our Board of Directors. Please discard any Gold proxy card, as they are attempting to replace your current directors who have supported Mentor Graphic’s successful strategy and outstanding results. By signing and returning the company’s WHITE proxy card you will be rejecting the Icahn Entities nominees and voting in favor of Mentor Graphics’ current Board of Directors.

If you have any questions on how to vote, please contact the firm assisting us in the solicitation of proxies, MacKenzie Partners, Inc., by calling 1-800-322-2885.

We are grateful for your continued dedication at this time.

Wally and Greg

Important Information

On March 31, 2011, the company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the company’s upcoming 2011 annual meeting of shareholders. Shareholders are advised to read the company’s definitive proxy statement and any other relevant documents filed by the company with the SEC, before making any voting or investment decision because they contain important information. The definitive proxy statement is, and any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Forward-Looking Statements

Statements in this material regarding the company’s outlook for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the US, EU, Japan or other economies; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders, a loss of key personnel or other consequences resulting from the business disruption and uncertainty of prolonged proxy fights, offers to purchase the company’s securities or other actions of activist shareholders; (v) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders, which may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.